                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                                          OPTION CARE, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

      -----------------------------------------------------------------------
       (Name of Person Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total Fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                            [OPTION CARE, INC. LOGO]

                              100 CORPORATE NORTH
                                   SUITE 212
                          BANNOCKBURN, ILLINOIS 60015

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 11, 2001

To the Holders of the Common Stock of
Option Care, Inc.

    The Annual Meeting of Stockholders of Option Care, Inc., a Delaware corporation (the "Company"), will be held at The Northern Trust Company, 265 Deerpath Road, Lake Forest, Illinois on Friday, May 11, 2001 beginning at 10:00 a.m., local time, for the following purposes:

    1. To elect two directors to hold office for a term of three years or until their successors shall have been duly elected and qualified;

    2. To consider and vote upon a proposal to amend the Company's Amended and Restated Stock Incentive Plan to increase the number of shares available to be issued thereunder from 2,500,000 shares to 3,500,000 shares; and

    3. To consider and act upon such other business as may properly come before the meeting and any adjournment thereof.

    The Company's Board of Directors has fixed the close of business on March 30, 2001 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting and any adjournment thereof.

    We encourage you to read the attached Proxy Statement carefully. Even if you expect to be present at the meeting, please sign, date and return the enclosed proxy card as promptly as possible in the accompanying return envelope, for which no postage is required if mailed in the United States. The mailing of an executed proxy card will not affect your right to vote in person should you later decide to attend the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS.

                                          Cathy Bellehumeur

                                          SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                          AND SECRETARY

April 13, 2001
Bannockburn, Illinois

                            [OPTION CARE, INC. LOGO]

                              100 CORPORATE NORTH
                                   SUITE 212
                          BANNOCKBURN, ILLINOIS 60015

                            ------------------------

                                PROXY STATEMENT
                          ANNUAL STOCKHOLDERS' MEETING
                            TO BE HELD MAY 11, 2001

                            ------------------------

                                    GENERAL

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Option Care, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Friday, May 11, 2001, at 10:00 a.m., local time, at The Northern Trust Company, 265 Deerpath Road, Lake Forest, Illinois, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying proxy card are first being mailed to stockholders on or about April 13, 2001.

    All proxies will be voted in accordance with the instructions contained in the proxy. If no choice is specified, proxies will be voted "FOR" the election of each of the nominees for director proposed by the Board of Directors as set forth in Proposal 1 and "FOR" the amendment of the Company's Amended and Restated Stock Incentive Plan as set forth in Proposal 2. A stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company another proxy bearing a later date, by submitting written notice of such revocation to the Secretary of the Company or by personally appearing at the Annual Meeting and casting a contrary vote.

    A plurality of the votes cast is required for the election of directors, which means that the nominees with the two highest vote totals will be elected as directors. As a result, abstentions and broker "non-votes" do not have an effect on the results of the vote for the election of directors. Approval of the proposal to amend the Company's Amended and Restated Stock Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions and broker "non-votes", therefore, will have the effect of a vote against the proposed amendment to the Amended and Restated Stock Incentive Plan. Abstentions on such matters will be counted, but broker "non-votes" will not be counted, for the purpose of determining the number of shares represented at the meeting for purposes of determining whether a quorum of shares is present at the meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The close of business on March 30, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Each share of the Company's common stock, $0.01 par value ("Common Stock"), outstanding on the record date is entitled to one vote on each director nominee presented to the vote of stockholders and one vote on each other matter to be voted upon. On March 30, 2001, there were 12,323,922 shares of Common Stock outstanding and entitled to vote.

    The table below sets forth information regarding the amount of Common Stock beneficially owned, as of March 30, 2001, by (i) each director of the Company,
(ii) each nominee for election as a director of the Company, (iii) the executive officers named in the Summary Compensation Table, (iv) all directors and executive officers of the Company as a group and (v) any person who is known by us to own beneficially more than 5% of our Common Stock.

                                                                                       PERCENT OF
                                                                                      OUTSTANDING
                                                                                      COMMON STOCK
                                                                NUMBER OF SHARES      BENEFICIALLY
NAME AND ADDRESS(1)                                           BENEFICIALLY OWNED(2)     OWNED(3)
-------------------                                           ---------------------   ------------
James G. Andress............................................           74,000            *
Cathy Bellehumeur...........................................           69,265            *
Irwin Halperin..............................................           37,252            *
James M. Hussey.............................................           29,000            *
John N. Kapoor, Ph.D........................................        6,241,495(4)          49.1%
Bruce Kutinsky..............................................           51,896            *
Rajat Rai...................................................          111,019            *
Jerome F. Sheldon...........................................           74,000            *
Roger W. Stone..............................................          101,500            *
All directors and executive officers as a group
  (12 persons)..............................................        6,789,427             53.4%

------------------------

*   Less than 1%

(1) Except as otherwise indicated, each individual has sole voting and investment power over the shares listed beside his or her name. The address for each person is 100 Corporate North, Suite 212, Bannockburn, Illinois 60015.

(2) Includes the following shares that such persons and group have the right to acquire currently or within 60 days after March 30, 2001 upon the exercise of stock options: Mr. Andress--74,000 shares; Ms. Bellehumeur--67,500 shares; Mr. Halperin--7,500; Mr. Hussey--24,000 shares; Mr. Kutinsky--7,500 shares; Mr. Rai--58,825 shares; Mr. Sheldon--74,000 shares;
    Mr. Stone--81,500 shares; and all directors and executive officers as a group--394,825 shares.

(3) The percentage calculations for beneficial ownership are based upon 12,323,922 shares of Common Stock issued and outstanding as of March 30, 2001 plus, for each person or the group, the number of shares subject to options exercisable currently or within 60 days after March 30, 2001 by such person or group.

(4) Includes 3,136,228 shares owned by E.J. Financial/OCI Management, L.P., of which Dr. Kapoor is the managing general partner, 1,200,000 shares owned by the E.J. Financial Investments II L.P., of which Dr. Kapoor is the managing partner, 1,158,621 shares owned by the E.J. Financial Investments III, L.P., of which Dr. Kapoor is the managing general partner, 507,937 shares owned by the Kapoor Family Partnership, L.P., of which Dr. Kapoor is the sole general partner, and 200,109 shares owned by the John N. Kapoor Trust dated September 20, 1989, of which Dr. Kapoor is the sole trustee and sole current beneficiary.

                       PROPOSAL 1.  ELECTION OF DIRECTORS

    In accordance with the By-laws of the Company, the number of members of Board of Directors has been fixed at six members. The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. Michael A. Rusnak resigned from the Board of Directors in June 2000 and the Board of Directors has determined not to fill the vacancy at the Annual Meeting. The Board of Directors has nominated Jerome F. Sheldon and James M. Hussey for election as directors to hold office until the 2004 Annual Meeting of Stockholders or until their respective successors are elected and qualified or until their earlier death, resignation or removal. There is no cumulative voting in the election of directors.

    Shares represented by your proxy will be voted in accordance with your direction as to the election as directors of the persons listed below as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR the election of each such nominee. The two nominees receiving the highest number of votes cast at the meeting will be elected as directors of the Company for the term of such class. In the event any person listed as a nominee becomes unavailable as a candidate for election, it is intended that the shares represented by your proxy will be voted for the remaining nominees and any substitute nominee recommended by the Board of Directors.

    Certain information with respect to each of the nominees and each of the continuing directors is set forth below, including any positions they hold with the Company.

                                                                                            SERVED AS
                                                                                             DIRECTOR
                                                                POSITIONS OR OFFICES       CONTINUOUSLY
NAME                                                AGE           WITH THE COMPANY            SINCE
----                                              --------   ---------------------------   ------------
NOMINEES FOR TERMS ENDING IN 2004

Jerome F. Sheldon...............................     65      Director                          1991
James M. Hussey.................................     41      Director                          1999

DIRECTOR WITH TERM ENDING IN 2002

James G. Andress................................     62      Director                          1991

DIRECTORS WITH TERMS ENDING IN 2003

John N. Kapoor, Ph.D............................     57      Chairman of the Board and         1990
                                                             Chief Executive Officer

Roger W. Stone..................................     66      Director                          1991

    The following are brief summaries of the business experience of each of the nominees for election as a director of the Company and the other directors of the Company whose terms of office as directors will continue after the Annual Meeting, including, where applicable, information as to the other directorships held by each of them.

NOMINEES

    JEROME F. SHELDON has been a member of the Company's Board of Directors since November 1991. Mr. Sheldon was President and Chief Executive Officer of Lamar Snowboards, a manufacturer of snowboarding equipment, from August 1991 to July 1998. In addition, Mr. Sheldon was President and Chief Executive Officer of Medicine Shoppe International, Inc., a franchisor of retail pharmacies, from March 1980 to June 1990, a director of such company from March 1980 to February 1991 and a consultant of such company from July 1990 to June 1991.
Mr. Sheldon is also a director of the International Franchise Association and a trustee of the St. Louis College of Pharmacy. Mr. Sheldon received a B.A. from Brooklyn College and an M.B.A. and J.D. from Columbia University.

    JAMES M. HUSSEY has been a member of the Company's Board of Directors since August 1999. Mr. Hussey has served as President and Chief Executive Officer of NeoPharm, Inc. (AMEX:NEO), a biopharmaceutical company specializing in the development and marketing of new and innovative drugs for the diagnosis and treatment of cancer, since March 1998. In 1994, Mr. Hussey formed his own company, Physicians Quality Care, Inc. ("PQC"), which was the third largest Independent Physicians Association management company in Chicago, which he sold in 1998. Prior to forming PQC, Mr. Hussey spent over 11 years with Bristol-Myers Squibb (NYSE:BMY), a pharmaceutical company, where he held numerous senior level positions in marketing, sales and new business development. Mr. Hussey is also a director of NeoPharm, Inc. Mr. Hussey is a graduate of Butler University College of Pharmacy and a licensed pharmacist.
Mr. Hussey received an M.B.A. from the University of Illinois in 1984.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR OF THE COMPANY.

CONTINUING DIRECTORS

    JAMES G. ANDRESS has been a member of the Company's Board of Directors since November 1991. Mr. Andress served as Chairman and Chief Executive Officer of Warner-Chilcott, PLC, a pharmaceutical company, from November 1996 until his retirement in October 2000. From May 1990 until September 1995, Mr. Andress served as Chief Executive Officer of Information Resources, Inc. (NASDAQ:IRIC), a software and information services company, and served as President and Chief Operating Officer of such company from March 1994 to September 1995. He currently serves as a director of the following companies: Information Resources, Inc. (NASDAQ:IRIC); Allstate Corporation (NYSE:ALL); Sepracor, Inc.; and XOMA Corp. (NASDAQ:XOMA).

    JOHN N. KAPOOR, PH.D. has served as Chairman of the Board of Directors since October 1990. He is currently the Company's Chief Executive Officer and in the past served as the Company's Chief Executive Officer from August 1993 to April 1996. Dr. Kapoor also served as the Company's President from August 1993 through October 1993 and from January 1995 through February 1996 and as Chief Executive Officer and President from March 1991 to May 1991. In addition,
Dr. Kapoor is President of E.J. Financial Enterprises, Inc., a health care consulting and investment company formed by Dr. Kapoor in 1990. From June 1982 to April 1990, Dr. Kapoor held several positions with Lyphomed, Inc., a pharmaceutical company, including Chairman, Chief Executive Officer and President. Dr. Kapoor is a director of Integrated Surgical Systems, Inc. (NASDAQ:RDOC) and First Horizon Pharmaceutical Corporation (NASDAQ:FHRX), and is a director and Chairman of each of Introgen Therapeutics Inc. (NASDAQ:INGN), Akorn, Inc. (NASDAQ:AKRN) and NeoPharm, Inc. (AMEX:NEO). Dr. Kapoor received a Ph.D. in medicinal chemistry from the State University of New York and a B.S. in pharmacy from Bombay University.

    ROGER W. STONE has been a member of the Company's Board of Directors since November 1991. Mr. Stone was the Chairman of the Board of Directors, President and Chief Executive Officer of Stone Container Corporation, a manufacturer of packaging materials, from 1983 until its merger with Jefferson Smurfit Corporation in November 1998. From November 1998 through March 1999, Mr. Stone was a member of the Board of Directors, President and Chief Executive Officer of Smurfit-Stone Container Corporation (NASDAQ:SSCC), a manufacturer of packaging materials. Mr. Stone is also a director of McDonald's Corporation (NYSE:MCD) and Autoliv, Inc. (NYSE:ALV). Mr. Stone is a graduate of the University of Pennsylvania's Wharton School of Finance.

BOARD OF DIRECTORS AND COMMITTEES

    During the year ended December 31, 2000, the Board of Directors of the Company met four times, including both regularly scheduled and special meetings. During such year, all of the incumbent directors attended at least seventy-five percent of all meetings held by the Board of Directors and all committees on which they serve, either in person or by telephone, with the exception of Mr. Stone who attended two meetings.

    The standing committees of the Board of Directors are the Audit Committee, Compensation Committee, Stock Incentive Plan Committee and Corporate Compliance Committee.

    AUDIT COMMITTEE. During 2000, the members of the Audit Committee were Messrs. Andress, Sheldon and Stone. Each of Messrs. Andress, Sheldon and Stone are independent as that term is defined in the National Association of Securities Dealers' listing standards. The function of the Audit Committee is to recommend the selection of independent auditors to the Board of Directors, review the methods used and audits made by the auditors in connection with the Company's published financial statements and review with the auditors the Company's financial and operating controls. The Audit Committee also reviews the Company's financial disclosure documents, material litigation and regulatory proceedings and other issues relating to potentially significant corporate liability. The Audit Committee met three times during the year ended
December 31, 2000. On March 14, 2000, the Audit Committee adopted the Charter of the Audit Committee of Option Care, Inc., a copy of which is attached hereto as Appendix A and incorporated herein by reference.

    COMPENSATION COMMITTEE. During 2000, the members of the Compensation Committee were Messrs. Andress, Sheldon and Stone. The function of the Compensation Committee is to determine the annual salary, bonus and other benefits of selected senior officers of the Company and establish and review, as appropriate, performance standards under compensation programs for senior officers. The Compensation Committee met two times during the year ended December 31, 2000.

    STOCK INCENTIVE PLAN COMMITTEE. During 2000, the members of the Stock Incentive Plan Committee were Messrs. Andress, Hussey, Sheldon and Stone. The function of the Stock Incentive Plan Committee is to grant stock options under the Company's Amended and Restated Stock Incentive Plan. The Stock Incentive Plan Committee met three times during the year ended December 31, 2000.

    CORPORATE COMPLIANCE COMMITTEE. During 2000, the members of the Corporate Compliance Committee were Messrs. Andress, Hussey, Sheldon and Stone. The function of the Corporate Compliance Committee is to monitor the Company's adherence to the Company's corporate compliance program and general corporate policies. The Corporate Compliance Committee met four times during the year ended December 31, 2000.

COMPENSATION OF DIRECTORS

    Directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at Board of Directors and committee meetings. In addition, at the beginning of each year, each non-employee director receives an annual grant of options to purchase 7,500 shares of the Company's Common Stock at an exercise price equal to the market price on the date of grant.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors was comprised during 2000 of Messrs. Andress, Sheldon and Stone. All Compensation Committee members are non-employee directors of the Company. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. In accordance with rules of the Securities and Exchange Commission designed to enhance disclosure of companies' policies toward executive compensation, the following is a report submitted by the above-listed committee members in their capacity as the Board's Compensation Committee addressing the Company's compensation policy as it related to the named executive officers for 2000.

    The report by the Compensation Committee and the Stock Performance Graph contained in this Proxy Statement shall not be deemed to be incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and it shall not otherwise be deemed filed under such Acts.

COMPENSATION PHILOSOPHY

    The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation with cash and stock bonuses based upon corporate performance and individual initiatives and stock options granted under the Company's stock-based incentive plans. Measurement of corporate performance is primarily based on Company goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation would be higher than in years in which performance is below expectations. Annual compensation is designed to attract and retain qualified executives. All executive officers and management in general are also eligible for and participate in an incentive compensation plan that consists of cash bonuses and stock options.

CHIEF EXECUTIVE OFFICER AND OTHER SENIOR EXECUTIVES COMPENSATION

    In June 2000, Dr. John Kapoor became the Company's Chief Executive Officer following the resignation of Michael A. Rusnak. Dr. Kapoor received an annual salary of $99,999 in 2000 for his services as Chairman. Dr. Kapoor was not separately compensated for his duties as Chief Executive Officer during 2000. In light of Dr. Kapoor's significant equity ownership, Dr. Kapoor did not receive any stock-based incentive grants or cash bonuses during 2000. For 2000, the Compensation Committee awarded discretionary incentive bonus payouts of $100,000, $40,413 and $13,281 for each of Messrs. Rai, Kutinsky and Halperin, respectively, and $48,808 to Ms. Belleheumer. The Compensation Committee awarded the incentive bonus payouts based upon the officers' promotions to senior executive positions or on their performance throughout the year.

    The Compensation Committee also established leadership objectives and goals to be met by the Company and the named executive officers during 2001. The amount of discretionary bonus, if any, to be paid out shall be determined by the Board of Directors based on the achievement by the Company of these certain goals and objectives. On an annual basis, these goals will be reviewed and reestablished by the Compensation Committee.

PERFORMANCE MEASURES

    In evaluating annual bonuses, the Committee examines earnings per share, sales growth and operating results as well as subjective factors relating to performance of management objectives. No specific weight is assigned to any of these factors. The earnings factors are compared with designated Company performance goals, prior years' performance and performance of other companies in the industry. Accordingly, the Company believes it is important that its performance be compared to that of other specialty pharmaceutical companies in order to demonstrate the impact of management's objectives and performance.

FISCAL 2000 COMPENSATION

    For fiscal 2000, the Company's executive compensation program consisted of base salary, a cash bonus based upon the performance measurements described above and stock options. Options are granted based primarily on each such person's potential contribution to the Company's growth and profitability. The Committee believes that options and other stock-based performance compensation arrangements are an effective incentive for managers to create value for stockholders because the value of an option bears a direct relationship to the Company's stock price.

    Base salary, maximum annual bonus and annual stock option grants for the Chief Executive Officer and all other executive officers were established by a combination of objective and subjective factors. Actual bonus payout is determined by a combination of objective factors relating to the Company's performance relative to targets and comparative companies, and subjective factors relating to the completion of specific management objectives.

    The Company's objective is to obtain a financial performance that achieves several goals over time, including earnings per share growth. Earnings per diluted share increased from $0.39 in 1999 to $0.60 in 2000. In 2000, the Company reported an increase of $20.8 million or $17.3% in total revenue over total revenue in 1999. In addition, the market price of the Company's stock rose 104% from $3.0625 at December 31, 1999 to $6.25 at December 29, 2000.

    Base salaries are believed to be within the range of those persons holding comparably responsible positions at other companies, both regionally and nationally. In addition, other factors are taken into consideration, such as cost of living increases and competitors' performance, as well as the individual's past performance and potential with the Company. Bonus compensation is also tied to performance goals.

    The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interest. If performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committee believes that compensation levels during fiscal 2000 adequately reflect the Company's compensation goals and policies.

              THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS JAMES G. ANDRESS JEROME F. SHELDON ROGER W. STONE

                             EXECUTIVE COMPENSATION

    For the years ended December 31, 2000, 1999 and 1998, the following table presents summary information concerning compensation awarded or paid to, or earned by, (i) the Chief Executive Officer, (ii) each of the other four most highly compensated executive officers for the year ended December 31, 2000, and
(iii) two former executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                    ANNUAL COMPENSATION            -------------------------
                                           -------------------------------------                  SECURITIES
                                                                    OTHER ANNUAL    RESTRICTED    UNDERLYING    ALL OTHER
                                 FISCAL                             COMPENSATION   STOCK AWARDS    OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITIONS      YEAR     SALARY ($)   BONUS ($)       ($)            ($)           (#)          ($)(1)
----------------------------    --------   ----------   ---------   ------------   ------------   ----------   ------------
Dr. John Kapoor...............    2000      $ 99,999    $     --       $    --       $     --            --       $    --
Chairman and Chief Executive
Officer(2)

Rajat Rai.....................    2000       189,708     100,000         8,950             --       100,000         5,100
President and Chief Operating     1999       138,009      51,500            --             --            --         4,140
Officer(3)

Cathy Bellehumeur.............    2000       171,600      48,808         6,000             --         5,000         5,100
Senior Vice President, General    1999       168,645      40,764            --             --            --         4,800
Counsel and Secretary             1998       155,750          --         6,865         36,030            --         3,296

Bruce Kutinsky................    2000       139,166      40,413         6,000             --        40,000         5,100
Senior Vice President,
Operations(4)

Irwin Halperin................    2000        94,000      13,281         4,500             --        30,000            --
Senior Vice President,
Sales(5)

Michael A. Rusnak.............    2000       143,468          --         5,500             --        40,000       233,100(7)
Former President and Chief        1999       217,145      77,100            --             --            --         4,800
Executive Officer(6)              1998       188,083          --        54,341        230,588       150,000           810

Michael A. Siri...............    2000       156,486      25,000         6,000             --        15,000       128,800(9)
Former Senior Vice President      1999       146,250      46,314            --             --            --           983
and Chief Financial Officer(8)    1998        52,661          --         9,268         48,639        75,000            --

------------------------

(1) Unless otherwise noted, amounts represent Company matching contributions to the Company's 401(k) plan.

(2) Dr. Kapoor became the Chief Executive Officer of the Company in June 2000.

(3) Mr. Rai became an executive officer of the Company in August 1999 and, in June 2000, he became the President of the Company.

(4) Mr. Kutinsky became an executive officer of the Company in November 2000.

(5) Mr. Halperin became an executive officer of the Company in November 2000.

(6) Mr. Rusnak resigned as an executive officer of the Company in June 2000.

(7) Includes $228,000 paid or payable to Mr. Rusnak as severance payments in connection with the termination of his employment with the Company in June 2000.

(8) Mr. Siri resigned as an executive officer of the Company in October 2000.

(9) Includes $123,700 paid or payable to Mr. Siri as severance payments in connection with the termination of his employment with the Company in October 2000.

                               2000 OPTION GRANTS

    The following table sets forth information concerning stock option grants made in the year ended December 31, 2000 to the individuals named in the Summary Compensation Table.

                                                INDIVIDUAL GRANTS
                              -----------------------------------------------------    POTENTIAL REALIZABLE
                                                PERCENT OF                               VALUE AT ASSUMED
                                NUMBER OF         TOTAL                                ANNUAL RATES OF STOCK
                                SECURITIES       OPTIONS                              PRICE APPRECIATION FOR
                                UNDERLYING      GRANTED TO    EXERCISE                    OPTION TERM(2)
                                 OPTIONS       EMPLOYEES IN    PRICE     EXPIRATION   -----------------------
NAME                          GRANTED (#)(1)   FISCAL YEAR     ($/SH)       DATE        5%($)        10%($)
----                          --------------   ------------   --------   ----------   ----------   ----------
John Kapoor, Ph.D...........          --                --    $--               --     $     --     $     --
Rajat Rai...................      25,000               4.7     5.563     1/20/2010       87,425      221,675
                                  75,000              14.0     5.50      7/28/2010      259,500      657,750
Cathy Bellehumeur...........       5,000               0.9     5.563     1/20/2010       17,485       44,335
Irwin Halperin..............      30,000               5.6     7.0625    3/14/2010      133,125      337,725
Bruce Kutinsky..............      30,000               5.6     7.0625    3/14/2010      133,125      337,725
                                  10,000               1.9     5.50      7/28/2010       34,600       87,700
Michael A. Rusnak...........      40,000               7.5     5.563     1/20/2010(3)        --           --
Michael A. Siri.............      15,000               2.8     5.563     1/20/2010(3)        --           --

------------------------

(1) Options terminate on the earlier of ten years after start; three months after termination of employment, except in the case of death or total disability; or twelve months after termination of employment in the case of retirement (at or after age 65), death or total disability.

(2) The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect the views of the Company as to the likely trend in the Common Stock price. Actual gains, if any, on stock option exercises and Common Stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall market conduct. There can be no assurance that the amounts reflected above will be achieved.

(3) The options granted to Messrs. Siri and Rusnak expired following their respective resignations as executive officers of the Company.

             2000 STOCK OPTION EXERCISES AND YEAR-END OPTION VALUE

    The following table sets forth information concerning the number of exercisable and unexercisable stock options at December 31, 2000, as well as the value of stock options having an exercise price lower than the last reported trading price ("in-the-money" options) on December 31, 2000 held by the individuals named in the Summary Compensation Table.

                                                           SHARES UNDERLYING           VALUE OF UNEXERCISED,
                                                       UNEXERCISED OPTIONS HELD     IN-THE-MONEY OPTIONS HELD AT
                            SHARES                      AT DECEMBER 31, 2000(#)       DECEMBER 31, 2000($)(1)
                          ACQUIRED ON      VALUE      ---------------------------   ----------------------------
NAME                      EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                      -----------   -----------   -----------   -------------   ------------   -------------
John Kapoor, Ph.D.......         --      $     --             --             --      $       --     $        --
Rajat Rai...............         --            --         51,325        148,675         282,063         341,138
Cathy Bellehumeur.......     10,000        51,842         52,500         18,750         256,875          79,060
Irwin Halperin..........         --            --             --         30,000              --              --
Bruce Kutinsky..........         --            --             --         40,000              --           7,500
Michael A. Rusnak.......     75,000       320,277             --             --              --              --
Michael A. Siri.........     37,500       206,093             --             --              --              --

------------------------

(1) Based on a price per share of $6.25, the last reported sale price of the Common Stock on December 29, 2000.

SEVERANCE ARRANGEMENTS

    Ms. Bellehumeur has a separate severance agreement with the Company under which she would be paid severance benefits in the event that her employment with the Company is terminated by the Company without cause, including any termination or specified change in employment or compensation in connection with a "change in control" of the Company. Under the agreement, Ms. Bellehumeur would be entitled to receive a lump-sum cash payment in an amount equal to (i) the highest rate of her annual base salary and annual car allowance during her employment with the Company, and (ii) any accrued but unpaid bonus, salary, car allowance, vacation and sick pay. In addition, Ms. Bellehumeur's health, welfare and other employee benefits would continue for a period of one year after the date of termination.

    Mr. Kutinsky has a separate arrangement with the Company pursuant to which Mr. Kutinsky would receive six months severance in the event of any termination by the Company without cause.

                            STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative stockholder return on the Common Stock of the Company with the cumulative total return on the S&P 500 Index ("S&P 500 Index") and the Hambrecht & Quist Healthcare Index ("H&Q Index") for the five-year period ended December 31, 2000, assuming the investment of $100 in each on December 31, 1995. Past financial performance should not be considered to be a reliable indicator of future performance and investors should not use historical trends to anticipate results or trends in future periods.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          S&P 500  OPTN  CHASE H&Q INDEX
12/31/95      100   100              100
12/31/96      120   193              103
12/31/97      158    81              119
12/31/98      200    50              151
12/31/99      239    91              167
12/31/00      214   185              242

                                             12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
                                             --------   --------   --------   --------   --------   --------
S&P 500 Index..............................    100        120        158        200        239        214
OPTN.......................................    100        193         81         50         91        185
H&Q Index..................................    100        103        119        151        167        242

   PROPOSAL 2. INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR GRANT UNDER THE
                   AMENDED AND RESTATED STOCK INCENTIVE PLAN

    On March 9, 2001, the Board of Directors of the Company approved the amendment of the Option Care, Inc. Amended and Restated Stock Incentive Plan (the "Plan"), increasing the number of shares available to be granted under the Plan from 2,500,000 to 3,500,000.

    The purpose of the Plan is to aid in maintaining and developing strong management for the Company capable of assuring the future success of the Company. The Plan is designed to secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of shares of the Company by those individuals who are largely responsible for its future growth and financial success. All non-employee directors and employees of the Company and its subsidiaries and vendors are eligible to be granted awards under the Plan.

    The Board of Directors has proposed that the amendment to the Plan be submitted to the Company's stockholders for their consideration and approval. The amendment to the Plan would increase the number of shares authorized for issuance pursuant to awards that may be made under the Plan from 2,500,000 shares to 3,500,000 shares. Approval of the amendment to the Plan requires the affirmative vote of a majority of the shares of Common Stock of the Company which are present in person or represented by proxy at the Annual Meeting.

PURPOSE OF PROPOSED INCREASE IN AUTHORIZED SHARES

    As of the date hereof, only 515,224 shares remain available for awards under the Plan. Because the Board of Directors desires to continue its use as a vehicle to compensate non-employee directors and to compensate and motivate employees, the Board believes the Plan should be amended to make an additional 1,000,000 shares available to serve as the basis of future awards thereunder. Upon stockholder approval, a total of 1,515,224 shares will be available for future awards under the Plan.

DESCRIPTION OF PLAN

    ADMINISTRATION OF THE PLAN

    The Stock Incentive Plan Committee of the Board of Directors (the "Committee") is the administrator of the Plan. The Committee shall, subject to the terms of the Plan, establish selection guidelines, select officers and other employees, directors and vendors for participation in the Plan and determine the form of grant, either as an incentive award, stock option, stock appreciation right or combination thereof. The Committee shall also determine the form of stock option, the number of shares subject to the grant, the fair market value of the shares when necessary, the time and conditions of vesting or exercise and all other terms and conditions of the grant.

    All grants and awards under the Plan shall be evidenced by written agreements between the Company and the eligible recipients. The Committee may interpret the Plan and establish rules and regulations for the administration of the Plan, including, without limitation, the imposition of conditions with respect to competitive employment and provisions accelerating vesting or exercisability.

    INCENTIVE AWARDS

    Incentive awards, whether performance awards or fixed awards (each as described below), may be made to eligible recipients under the Plan in the form of cash, stock units, restricted shares of Common Stock or any combination of the foregoing.

    Performance awards may be made in terms of a stated potential maximum dollar amount, percentage of compensation or number of units or shares, with the actual amount, number or percentage to be determined by reference to the level of achievement of specific objectives over a performance period of one year to five years, as determined by the Committee.

    Fixed awards may be made which are not contingent on the performance of objectives, but are contingent on the recipient's continuing in the Company's employ for a period to be specified in the award, which period shall be one year to ten years from the date of the award.

    STOCK OPTIONS

    Options to purchase shares of Common Stock of the Company may be granted under the Plan to such eligible recipients as may be selected by the Committee. No option shall be exercisable earlier than one year, nor more than ten years, after the date of grant. Options granted to non-employee directors shall become exercisable with respect to twenty-five percent of the shares on each of the first four anniversaries of the date of grant. Options may be exercised during the optionee's continued employment with, or in the case of a vendor, engagement by, the Company or service on the Board, as the case may be, and for a period of ninety days following termination of such employment, engagement or service on the Board, or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company; provided, however, that if employment or engagement of the optionee by the Company or service on the Board, as the case may be, shall have terminated by reason of retirement at or after age 65 or total and permanent disability, then the option may be exercised for a period of one year following termination of employment, engagement or service on the Board, or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company, but in any event not after the expiration of the term of the option.

    The types of stock options which may be awarded under the Plan include incentive stock options and any other forms of options permitted under the Internal Revenue Code (the "Code"). An incentive stock option entitles the participant to purchase shares at an option price not less than the fair market value of the shares on the date of the grant and other forms of options entitle the eligible recipient to purchase shares at 100% of the fair market value of the shares on the date of the grant; provided however, that if an incentive stock option is to be granted pursuant to the Plan to a person who owns directly or indirectly (within the meaning of section 424(d) of the Code) shares of Common Stock of the Company constituting more than 10% of the total combined voting power of all classes of stock of the Company, then the option price shall be not less than 110% of the fair market value of the Common Stock as of the date the option is granted and such option by its terms shall not be exercisable after the expiration of five (5) years from the date the option is granted.

    Each option will be evidenced by an option agreement containing such terms and conditions consistent with the Plan that are approved by the Committee. Option agreements may provide for the exercise of an option in whole or in part from time to time during the term of the option, or in such installments and at such times as the Committee may determine. Options granted under the Plan are non-transferable, except in the event of death of an optionee (i) during employment, engagement or service on the Board, (ii) within one year after the retirement of the employee at or after age 65 or the employee's total and permanent disability or (iii) within ninety days after termination of employment, engagement or service on the Board for any other reason in which case outstanding options may be exercised by the optionee's representative during the remainder of the period during which the optionee could have exercised the options had he or she survived, but not less than ninety days after the optionee's death. No option may be exercised after the expiration of its term. The option exercise price is payable in full upon exercise of an option. No optionee has any of the rights or privileges of a stockholder of the Company with respect to shares issuable upon exercise of an option until certificates representing such shares have been issued and delivered to the optionee.

    STOCK APPRECIATION RIGHTS ("SAR")

    Rights entitling the grantee to receive cash or shares of Common Stock having a fair market value equal to the appreciation in market value of a stated number of shares of Common Stock from the date of grant, or in the case of rights granted in tandem with or by reference to a stock option granted prior to the grant of such rights from the date of grant of the related stock option to the date of exercise, may be granted to such eligible directors, officers and other employees as may be selected by the Committee and approved by the Board. Such right shall not be exercisable unless it shall have been outstanding for at least six months, nor shall such right be exercisable more than ten years after the date of grant. Stock appreciation rights may be exercised during the individual's continued employment with, or engagement by, the Company or service on the Board, as the case may be, and for a period of ninety days following termination of employment or engagement or service, or such other period of time provided in a relevant employment or severance agreement between the individual and the Company, and only within the original term of the grant. Upon exercise of a right, the grantee shall be paid the excess of the then fair market value of the number of shares to which the right relates over the fair market value of such number of shares as of the date of the grant of the right or of the related stock option, as the case may be. Such excess shall be paid in cash or shares of Common Stock having a fair market value equal to such excess or in such combination thereof as the Committee shall determine.

    TERMINATION

    The Plan will terminate on April 11, 2007, the tenth anniversary of stockholder approval of the original Plan, unless sooner terminated by action of the Board. No further grants will be made under the Plan after termination, but termination will not affect the rights of any participant under any grants made prior to termination.

    The Plan may be amended or terminated by the Board in any respect, except that no amendment may be made without stockholder approval if such amendment would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any other requirement of applicable law or regulation.

    Appropriate adjustments may be made by the Committee to the maximum number of shares to be issued under the Plan, the maximum number of shares to be issued pursuant to incentive awards and the number of shares subject to any option grant to give effect to any stock splits, stock dividends and other relevant changes in capitalization occurring after the effective date of the Plan.

    FEDERAL TAX CONSEQUENCES

    An optionee will not realize any income, nor will the Company be entitled to a deduction, at the time an incentive stock option is granted under the Plan. If an optionee does not dispose of the shares acquired on the exercise of an incentive stock option within one year after the transfer of such shares to him and within two years from the date the incentive stock option was granted to him, then for federal income tax purposes: (a) the participant will not recognize any income at the time of exercise of his incentive stock option;
(b) the amount by which the fair market value (determined without regard to short-swing profit restrictions) of the shares at the time of exercise exceeds the exercise price is an item of tax preference subject to the alternative minimum tax on individuals; and (c) the difference between the incentive stock option price and the amount realized upon the sale of the shares of the participant will be treated as long-term capital gain or loss. The Company will not be entitled to a deduction upon the exercise of an incentive stock option.

    Except in the case of a disposition following the death of a participant and certain other very limited exceptions, if the shares acquired pursuant to an incentive stock option are not held for the minimum periods described above, the excess of the fair market value of the shares at the time of exercise over the amount paid for the shares generally will be taxed as ordinary income to the participant in the year of disposition. The Company is entitled to a deduction for federal income tax purposes at the time and in the amount in which income is taxed to the optioner as ordinary income by reason of the sale of stock acquired upon the exercise of an incentive stock option.

    An optionee will not realize any income at the time a stock option that does not qualify as an incentive stock option (a "non-qualified stock option") or a SAR is granted under the Plan, nor will the Company be entitled to a deduction at that time. Upon exercise of a non-qualified stock option or a SAR, a participant will recognize ordinary income: (a) in the case of an exercise of a non-qualified stock option (whether the non-qualified stock option is paid in cash or by the surrender of previously issued owned shares), in an amount equal to the difference between the option price and the fair market value of the shares to which the non-qualified stock option relates, and (b) in the case of an exercise of a SAR, in an amount equal to the sum of the fair market value of the shares and any cash received on the exercise. In the event that the participant cannot sell shares acquired on exercise of a non-qualified stock option or SAR without incurring liability under Section 16(b) of the Exchange Act, the taxable event described above will be delayed until six months after the acquisition of the shares, or the first day on which the sale of such property no longer subjects the person to suit under Section 16(b) of the Exchange Act, whichever is earlier. The Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income realized by the participant.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE PLAN TO INCREASE THE NUMBER OF SHARES WHICH MAY BE ISSUED THEREUNDER FROM 2,500,000 SHARES TO 3,500,000 SHARES.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee operates pursuant to a written charter which was approved and adopted by the Board of Directors on March 14, 2000. A copy of the Charter of the Audit Committee is attached to this Proxy Statement as APPENDIX A. The Company's independent auditors, Ernst & Young, LLP, are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.

    In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K with management. In connection with its review of the Company's audited financial statements, the Audit Committee discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

    The Audit Committee meets with the independent auditors, with and without management present, to discuss the scope and plans for the audit, results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee reviewed with the independent auditors the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including, but not limited to, those matters under SAS 61 (Codification of Statements on Auditing Standards). The Audit Committee has received from the independent auditors the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In connection with this disclosure, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

    During 2000, the Audit Committee was comprised of Messrs. Andress, Sheldon and Stone. Each of such members of the Audit Committee was an "independent" director within the meaning of the listing standards of the National Association of Securities Dealers.'

                 THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
              JAMES G. ANDRESS  JEROME F. SHELDON  ROGER W. STONE

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company and EJ Financial Enterprises, Inc. ("EJ"), which is 100% owned by Dr. John N. Kapoor, Chairman of the Board and Chief Executive Officer of the Company, have entered into a consulting agreement dated as of January 1, 1991, pursuant to which EJ provides independent consulting services to the Company. Per an amendment effective October 1, 1999, EJ receives an annual fee of $175,000, paid monthly, for ongoing consulting services. Either party may terminate the agreement on January 1st of any year. EJ provides consulting principally on strategic corporate objectives and operations, including sales and marketing strategies, growth strategies and acquisition opportunities of the Company.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. To the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 2000, with the exception of Rajat Rai who filed one late report with respect to one transaction.

                              INDEPENDENT AUDITORS

    The Board of Directors, upon the recommendation of its Audit Committee, has appointed Ernst & Young, LLP as the Company's independent auditors for the year ending December 31, 2001. The Company has been advised that a representative of Ernst & Young, LLP will be present at the meeting with an opportunity to make a statement if such representative desires and will be available to respond to appropriate questions.

    The fees paid by the Company to Ernst & Young LLP for the year ended December 31, 2000 are as follows:

    AUDIT FEES. The Company paid Ernst & Young LLP $126,820 for the audit and review of the Company's financial statements included in its Forms 10-K and 10-Q during the year ended December 31, 2000.

    ALL OTHER FEES. The Company paid Ernst & Young LLP $187,529 for certain tax preparation and consulting services and other non-audit services.

    The Audit Committee has considered whether Ernst & Young LLP's provision of non-audit services was compatible with maintaining the independence of Ernst & Young LLP.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders are due by December 15, 2001 for inclusion in the Company's Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

    The By-Laws of the Company provide that stockholder proposals which do not appear in the Proxy Statement may be considered at a meeting of stockholders only if written notice of the proposal is received by the Secretary of the Company not less than 60 days and not more than 90 days before the anniversary of the prior years' Annual Meeting; provided, however, that, in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Any such notice of a stockholder proposal by a stockholder to the Secretary of the Company must be accompanied by (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address of the stockholder who intends to present the proposal for a vote, (c) the class and number of shares of Company Common Stock which are beneficially owned by the stockholder, and
(d) a description of any material interest of the stockholder in such business.

                                 ANNUAL REPORT

    The Annual Report to Stockholders for the year ended December 31, 2000 has been mailed simultaneously to the stockholders of the Company.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS), MAY BE OBTAINED BY ANY STOCKHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO CARLA M. PONDEL, CHIEF FINANCIAL OFFICER, OPTION CARE, INC., 100 CORPORATE NORTH, SUITE 212, BANNOCKBURN, ILLINOIS 60015.

                                 MISCELLANEOUS

    The Company will bear the cost of solicitation of proxies. Proxies will be solicited by mail. They also may be solicited by officers and regular employees of the Company and its subsidiaries personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred in connection therewith.

    Management knows of no business to be brought before the Annual Meeting of Stockholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.

                                               BY ORDER OF THE BOARD OF DIRECTORS.

                                               Cathy Bellehumeur
                                               SENIOR VICE PRESIDENT, GENERAL COUNSEL AND
                                               SECRETARY
April 13, 2001
Bannockburn, Illinois

                                                                      APPENDIX A

              CHARTER OF THE AUDIT COMMITTEE OF OPTION CARE, INC.
                             A DELAWARE CORPORATION

I. COMMITTEE STRUCTURE AND MEMBERSHIP REQUIREMENTS

    This Charter governs the operations of the Audit Committee ("the Committee") of Option Care, Inc., a Delaware corporation ("the Corporation"). The Committee shall review and reassess the Charter annually, or as otherwise required by law, and shall obtain the approval of the Corporation's Board of Directors. The Committee shall be appointed by the Corporation's Board of Directors and shall comprise at least three directors, each of whom are independent directors. A director will not be considered independent if he or she has:

    - been employed by the Corporation or its affiliates in the current year or past three (3) years;

    - accepted any compensation from the Corporation or its affiliates in an amount in excess of $60,000 during the previous fiscal year (excluding amounts accepted for Board service, retirement plan benefits, or non-discretionary income);

    - an immediate family member who is, or has been in the last three years, employed by the Corporation or its affiliates as an executive officer;

    - been a partner, controlling shareholder, or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those arising solely from investments in the Corporation's securities) that exceed five per cent (5%) of said business's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

    - been employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

    All directors serving as Members of the Committee must be able to read fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. At least one director serving as a Member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

II. STATEMENT OF POLICY

    The Committee shall provide assistance to the Corporation's Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Corporation's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Corporation's financial statements, and the legal compliance and ethics programs as established by the Corporation's management and Board of Directors. In doing so, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Corporation. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention and shall have full access to all books, records, facilities, and personnel of the Corporation. The Committee shall have the power and authority to retain outside counsel, or other experts for the purpose of investigating any matter brought to its attention or any other purpose consistent with this Charter.

III. RESPONSIBILITIES AND PROCESSES

    It is the primary responsibility of the Committee to oversee the Corporation's financial reporting process on behalf of the Board of Directors and to report the results of its activities and oversight to the Corporation's financial statements, and the independent auditors shall be responsible for auditing those statements. The Committee shall be responsible for ensuring the outside auditor's accountability to the Corporation's Board and the Committee, as well as the independence of the outside auditor.

    The Committee shall execute its defined responsibilities, policies and procedures in a flexible manner in order to best address changing conditions and circumstances. The Committee should take appropriate actions to establish the overall standards for quality financial reporting, sound business risk practices, and ethical finance behavior.

    The following shall be the principal recurring processes of the Committee in executing its oversight responsibilities. The processes are set forth as a guide, with the understanding that the Committee may supplement or revise these processes where appropriate and/or required by law.

    - The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Corporation's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from Management and the Corporation and the matters included in the written disclosures required by the Independence Standards Board. The Committee shall annually review and recommend to the Board the selection of the Corporation's independent auditors.

    - The Committee shall discuss with the independent auditors the overall scope and plans for their audits, including the adequacy of staffing and compensation. The Committee shall also discuss with Management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Corporation's system to monitor and manage business risk, and the financial compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without Management present, to discuss the results of their examinations.

    - The Committee shall review the interim financial statements with Management and the independent auditors prior to the filing of the Company's Quarterly Report on form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

    - The Committee shall review with Management and the independent auditors the financial statements to be included in the Corporation's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted standards.

                                                                 FREQUENCY                           PLANNED TIMING
                                                       ------------------------------   -----------------------------------------
      A=ANNUALLY; Q=QUARTERLY; AN=AS NECESSARY            A          Q          AN         Q1         Q2         Q3         Q4
-----------------------------------------------------  --------   --------   --------   --------   --------   --------   --------
FINANCIAL MANAGEMENT
Annual Report on Form 10-K [10-KSB] and proxy
  statement..........................................     X
Quarterly Reports on Form 10-Q.......................                X
Assessment of internal control environment and
  systems of internal controls.......................     X
New accounting and financial reporting
  requirements.......................................     X
Status of significant accounting estimates and
  judgments (e.g., reserves)
  and special issues (e.g., major transactions,
  accounting changes, etc.)..........................                           X
Other matters (adequacy of staffing, succession
  planning, etc.)....................................                           X
Executive session with management....................                           X
INDEPENDENT AUDITORS
Results of annual audit (including required
  communications)....................................     X
Results of timely quarterly reviews (including
  required communications)...........................                X
Report on internal control weaknesses and other
  recommendations and management response............     X
Scope of interim reviews and annual audit and fees...     X
Required written communication and discussion of
  independence.......................................     X
Other matters (adequacy of financial staff,
  succession planning, etc.).........................                           X
Executive session with independent auditors..........                           X
INTERNAL AUDITOR
Scope of internal auditing plan for upcoming year....     X
Internal auditing costs (budget/actual)..............     X
Coordination with independent auditors...............     X
Defalcations and irregularities......................                           X
Compliance review: Business conduct policy...........     X
Compliance review: Director and executive officer
  perquisites and expenses...........................     X
Summary of significant audit findings and status
  update relative to annual plan.....................                X
Executive session with Director of Internal
  Auditing...........................................                           X
OTHER MEMBERS OF MANAGEMENT
Legal Matters (General Counsel)
  -Conflict of interest and ethics policies..........     X
  -Litigation status/regulatory matters..............                           X
Information systems matters (MIS Director)...........                           X
Risk management processes and assessment (Risk
  Management Director)...............................                           X
Tax matters (Tax Director)...........................                           X
Others...............................................                           X
AUDIT COMMITTEE
Report results of annual independent audit to the
  board..............................................     X
Recommend to the board the appointment of independent
  auditors...........................................     X
Review annual proxy statement audit committee report
  and charter........................................     X
Evaluate audit committee effectiveness (i.e.,
  self-assessment)...................................     X
Reassess the adequacy of the audit committee charter
  and obtain board approval..........................     X
Approve audit committee meeting planner for the
  upcoming year and confirm mutual expectations with
  management and the auditors........................     X
Evaluate Internal Auditing's performance.............     X
Approve minutes of previous meeting..................                X
Report significant matters to the board..............                X
Executive session of committee members...............                           X
Orientation of new members and continuing education
  (e.g., accounting and financial topics)............                           X
Other matters........................................                           X

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby nominates, constitutes and appoints Carla M. Pondel and Rajat Rai (or such other person as is designated by the Board of Directors of Option Care, Inc. ("Option Care") (the "Proxies"), or either of them (with full power to act alone), true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote as designated below all of the shares of Common Stock, $.01 par value, of Option Care entitled to be voted by the undersigned at the Annual Meeting of Stockholders to be held on May 11, 2001 and at any adjournments or postponements thereof.

THE BOARD OF DIRECTORS HAS PROPOSED AND RECOMMENDS A VOTE "FOR" THE FOLLOWING:

    1. Election of Directors:

   / / FOR all nominees listed below (except        / / WITHHOLD AUTHORITY to vote
     as marked below)                                 for all nominees listed below

   INSTRUCTIONS: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.

                                FOR TERM EXPIRING IN 2004:
                                     Jerome F. Sheldon
                                      James M. Hussey

2. Proposal to amend the Amended and Restated Stock Incentive Plan to increase the number of shares available for issuance thereunder from 2,500,000 to 3,500,000:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL THE NAMED NOMINEES FOR DIRECTOR AND "FOR" THE PROPOSAL TO AMEND THE AMENDED AND RESTATED STOCK INCENTIVE PLAN.

    The undersigned acknowledges receipt of the 2000 Annual Report to Stockholders, the Notice of the Annual Meeting and the Proxy Statement. Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                             / / PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

                             SIGN HERE
                 _______________________________________________________________

                                (Please sign exactly as name appears at left)

                             SIGN HERE
                 _______________________________________________________________

                               Executors, administrators, trustees, etc. should
                                            indicate when signing

                             DATED
             ___________________________________________________________________